As filed with the Securities and Exchange Commission on August 13, 2002
                                   Registration No. 333-______________


                                UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                _________________________________________

                                Form S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                ______________________________________________________

                           OHIO CASUALTY CORPORATION

        (Exact name of registrant as specified in its charter)

       Ohio                                  31-0783294
---------------------------             ---------------------
(State or other jurisdiction of            (I.R.S. Employer
 incorporation or organization)           Identification No.)

9450 Seward Road, Fairfield, Ohio            	45014
----------------------------------------------------------------
(Address of Principal Executive Offices)      (Zip Code)

Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan
----------------------------------------------------------------------
                (Full title of the plan)

                           Debra K. Crane
        Senior Vice President, General Counsel and Secretary
                       Ohio Casualty Corporation
                           9450 Seward Road
                        Fairfield, Ohio 45014
                        ---------------------
                (Name and address of agent for service)

                        (513) 603-2400
                        ---------------
        (Telephone number, including area code, of agent for service)

                        ___________________________

                Calculation of Registration Fee


                                              Proposed        Proposed maximum       Amount of
Title of securities      Amount to be     maximum offering    aggregate offering    registration
to be registered(1)       registered       price per share        price (2)             fee
------------------------------------------------------------------------------------------------------

Common Shares,
$.125 Par Value(3)        2,000,000             (2)               $35,820,000           $3,295.44




(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also includes any additional Common Shares that become issuable under the Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457 (c) and 457(h) under the Securities Act of 1933, as amended, as $17.91 per share on August 13, 2002.

(3) 	This Registration Statement also includes Rights to purchase Common
Shares, par value $.125 per share, of the Registrant issuable pursuant to the Amended and Restated Rights Agreement, dated as of February 19, 1998, between the Registrant and First Chicago Trust Company of New York, as Rights Agent, as amended by the First Amendment to Rights Agreement dated November 8, 2001 appointing EquiServe Trust Company, N.A. as successor rights agent.

                                        Part II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

Ohio Casualty Corporation (the "Company" or "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 5, 2002;

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 14, 2002; and

        3. The Company's Current Reports on Form 8-K filed with the Commission on January 4, 2002, March 6, 2002, March 11, 2002, March 14, 2002, March 19, 2002, April 1, 2002, April 17, 2002,
            May 8, 2002, May 30, 2002, June 5, 2002, July 15, 2002 and
            August 1, 2002.


        The description of the Company's Common Shares contained in the Company's Current Report on Form 8-K filed with the Commission on December 15, 1998, and the description of the Common Share Purchase Rights of the Company contained in the Company's Form 8-A/A Amendment No. 4 filed with the Commission on July 2, 1999 or contained in any subsequent amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

        Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents.

Item 4.	 Description of Securities.
-----------------------------------

        Not applicable.

Item 5.	 Interests of Named Experts and Counsel.
------------------------------------------------

        The validity of the Common Shares offered hereby will be passed upon for the Company by Debra K. Crane, Esq., Senior Vice President, General Counsel and Secretary of the Company. As of August 12, 2002, Ms. Crane, together with members of her immediate family, owned an aggregate of 3,023 Common Shares of the Company, and held options to purchase an additional 53,900 Common Shares of the Company.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

        Article V of the Code of Regulations of the Company governs the indemnification of officers and directors of the Registrant. Article V provides:

        Section 1. Mandatory Indemnification. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

        Section 2. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

        Section 3. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

        Section 4. Determination Required. Any indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or
(B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten
(10) days after receipt of such notification such person shall have the right to petition the

Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

        Section 5. Advances for Expenses. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                (A)     unless it shall ultimately be determined as provided in
Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

                (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

        Section 6. Article V Not Exclusive. The indemnification provided by this Article V shall not be exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

        Section 8. Certain Definitions. For purposes of this Article V, and as examples and not by way of limitation:

                (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this
Article V.

        Section 9. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

        Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

        (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, member, manager or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

        (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division
(E) (1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

        (4) Any indemnification under division (E) (1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E) (1) or (2) of this section. Such determination shall be made as follows:

                (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)
(1) or (2) of this section;

                (b) If the quorum described in division (E) (4) (a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                (c)     By the shareholders;

                (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E) (1) or (2) of this section was brought.

        Any determination made by the disinterested directors under division
(E) (4) (a) or by independent legal counsel under division (E) (4) (b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)
(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division
(E) (1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

        (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E) (1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

        (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

        (8) The authority of a corporation to indemnify persons pursuant to division (E) (1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E) (5), (6), and (7) of this section. Divisions (E) (1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E) (5), (6), or (7).

        (9) As used in division (E) of this section, references to "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Section 17 of the Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan addresses the indemnification of individuals who serve as members of the Board of Directors of the Company or who serve as members of the committee of the Board of Directors of the Company that administers the Plan in respect of matters related to or arising out of the operation of such Plan.
Section 17 provides as follows:

        17. Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law, or otherwise.

        The Company has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity. The Company has also entered into indemnification agreements with its directors and officers which require the Company to indemnify its directors and officers generally to the extent and under the circumstances provided in Article V of Company's Code of Regulations.


Item 7.	 Exemption from Registration Claimed.
---------------------------------------------

        Not applicable.

Item 8.	 Exhibits.
------------------

        See the Index to Exhibits attached hereto at pages 14-16.

Item 9.	 Undertakings.
----------------------

        A.      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effect amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio, on the 13th day of August, 2002.




                                        OHIO CASUALTY CORPORATION



                                        By:  /s/  Dan R. Carmichael
                                            -------------------------
                                              Dan R. Carmichael, President and
                                              Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                           Date
----------                                  -----                           ----


/s/ Dan R. Camichael                                                       August 13, 2002
---------------------
Dan R. Carmichael               President and Chief Executive
                                Officer;  Director


*  /s/ Donald F. McKee                                                     August 13, 2002
-----------------------
Donald F. McKee                 Chief Financial Officer
                                [Chief Financial and Principal
                                Accounting Officer]


*  /s/ Howard L. Sloneker III                                              August 13, 2002
-----------------------------
Howard L. Sloneker III
Director


*  /s/ Terrence J. Baehr                                                   August 13, 2002
----------------------------
Terrence J. Baehr               Director


*  /s/ Jack E. Brown                                                       August 13, 2002
------------------------
Jack E. Brown                   Director


*  /s/ Catherine E. Dolan                                                  August 13, 2002
--------------------------
Catherine E. Dolan              Director


*  /s/  Phillip G. Heasley                                                 August 13, 2002
--------------------------
Phillip G. Heasley              Director


*  /s/ Stephen S. Marcum                                                   August 13, 2002
------------------------
Stephen S. Marcum               Director


*  /s/ Ralph S. Michael III                                                August 13, 2002
---------------------------
Ralph S. Michael III            Director


*  /s/ Stanley N. Pontius                                                  August 13, 2002
--------------------------
Stanley N. Pontius              Director


*  /s/ Jan H. Suwinski                                                     August 13, 2002
-----------------------
Jan H. Suwinski                 Director


/s/ Dan R. Carmichael
-----------------------
Dan R. Carmichael               *Pursuant to Power of Attorney
(Attorney-in-Fact)



                                INDEX TO EXHIBITS
                                ------------------


Exhibit No.             Description                             Location
-----------             -----------                             --------


4.1 (a)         Certificate of Amended Articles of          Incorporated by reference to
                Incorporation of Ohio Casualty              Exhibit 4(a) of the Company's
                Corporation (the "Company") as filed        Current Report on Form 8-K
                with the Ohio Secretary of State on May     filed with the Securities and
                25, 1983                                    Exchange Commission on
                                                            December 15, 1998 (the "1998
                                                            Form 8-K)

4.1 (b)         Certificate of Amendments to the            Incorporated by reference to
                Articles of Incorporation of the            Exhibit 4(b) of the 1998 Form
                Company as filed with the Ohio              8-K
                Secretary of State on November 21, 1986


4.1 (c)         Certificate of Amendment to Amended         Incorproated by reference to
                Articles of Incorporation of the            Exhibit 4(c) of the 1998 Form
                Company as filed with the Ohio              8-K
                Secretary of State on April 29, 1992


4.1 (d)         Certificate of Amendment to Amended         Incorproated by reference to
                Articles of Incorporation of the            Exhibit 4(d) of the 1998 Form
                Company as filed with the Ohio              8-K
                Secretary of State on April 30, 1996


4.1 (e)         Certificate of Amendment to Amended         Incorporated by reference to
                Articles of Incorporation of the            Exhibit 4(e) of the Company's
                Company, as filed with the Ohio             Registration Statement on Form S-8
                Secretary of State on May 10, 2000          (No. 333 - 42942), as filed with
                                                            the Securities and Exchange
                                                            Commission on August 3, 2000 (the
                                                            "2000 S-8")


4.1 (f)         Amended Articles of Incorporation of        Incorporated by reference to
                the Company reflecting amendments           Exhibit 4(f) of the 2000 S-8
                through May 10, 2000) [filed for
                Securities and Exchange Commission
                reporting purposes only not filed with
                Ohio Secretary of State]





Exhibit No.             Description                             Location
-----------             ------------                            --------

4.2 (a)         Code of Regulations of the Company          Incorporated by reference to
                                                            Exhibit 4(f) of the 1998 Form
                                                            8-K


4.2 (b)         Certificate of Amendment to the Code of     Incorporated by reference to
                Regulations of the Company                  Exhibit 4(h) of the 2000 S-8


4.2 (c)         Code of Regulations, as amended,            Incorporated by reference to
                reflecting amendments through April 26,     Exhibit 4(i) of the 2000 S-8
                2000 (filed for Securities and Exchange
                Commission reporting purposes only)


4.3 (a)         Amended and Restated Rights Agreement,      Incorporated by reference to the
                dated as of February 19, 1998 between       Company's Form 8-A/A Amendment No.
                the Company and First Chicago Trust         3 dated February 19, 1998, as filed
                Company of New York as Rights Agent         with the Securities and Exchange
                                                            Commission on March 5, 1998


4.3 (b)         First Amendment to the Amended and          Incorporated by reference to
                Restated Rights Agreement dated             Exhibit 4(b) of the Company's
                November 8, 2001                            Annual Report on Form 10-K for the
                                                            fiscal year ended December 31,
                                                            2001, as filed with the Securities
                                                            and Exchange Commission on March 5,
                                                            2002


4.3 (c)         Certificate of Adjustment by the            Incorporated by reference to
                Company dated as of July 1, 1999            Exhibit 9 of the Company's Form 8-
                                                            A/A Amendment No. 4 dated July 1,
                                                            1999, as filed with the Securities
                                                            and Exchange Commission on July 2,
                                                            1999


4.4             Indenture, dated as of March 19, 2002       Incorporated by reference to
                between the Company and HSBC Bank USA,      Exhibit 4 of the Company's Current
                including the terms of the notes            Report on Form 8-K as filed with
                                                            the Securities and Exchange
                                                            Commission on April 1, 2002




Exhibit No.             Description                             Location
-----------             ------------                            --------

4.5             Registration Rights Agreement, dated        Incorporated by reference to
                as of March 19, 2002, among the Company     Exhibit 4 of the Company's
                and Merrill Lynch & Co., Merrill Lynch,     Quarterly Report on Form 10-Q for
                Pierce, Fenner & Smith Incorporated,        the quarter ended March 31, 2002,
                Salomon Smith Barney Inc. and               as filed with the Securities and
                McDonald Investments, Inc.                  Exchange Commission on May 14, 2002


5               Opinion of Debra K. Crane, Esq. as to       Filed herewith
                legality

10              Ohio Casualty Corporation 2002 Employee     Filed herewith
                Stock Purchase Plan


23 (a)          Consent of Ernst & Young LLP                Filed herewith


23 (b)          Consent of PricewaterhouseCoopers LLP       Filed herewith


23 (c)          Consent of Debra K. Crane, Esq.             Filed as part of Exhibit 5


24              Powers of Attorney                          Filed herewith


